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BankAmerica                                      Exhibit 4(b)
Business Credit, Inc.



September 12, 1994


Mr. Mark Brody
Sudbury, Inc.
30100 Chagrin Blvd.
Suite 203
Cleveland, Ohio 44124

Re:   Amendment No. 6 to Loan and Security Agreement

Dear Mr. Brody:

Reference is hereby made to that certain Loan and Security Agreement (the "Agreement") dated as of May 28, 1993, as amended from time to time, and executed by and among Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc., Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, either the "Borrower" or "Borrowers") and BankAmerica Business Credit, Inc., formerly known as BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association (collectively, the "Lenders"). Certain capitalized terms used herein shall have the same meanings attributed to them in the Agreement.

1. In May 1994 Frisby Mfg. Co., an Illinois corporation changed its name to Frisby P.M.C. Incorporated, an Illinois corporation but all references to such company shall continue to be Frisby in the Agreement. Frisby shall agree to execute the necessary documents provided by the Agent to further effectuate this name change.

2. In Section 1.1 of the Agreement new definitions are hereby added alphabetically to read as follows:

          "`CONSOLIDATED NET AVAILABILITY TEST' means when average Aggregate Revolving Loans
          Availability is at least thirty percent (30%) of the Revolving Loan Facility limitation measured on a five (5) day trailing basis."

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 2



          "`INDIVIDUAL NET AVAILABILITY TEST' means when average Individual Borrower Revolving Loans
          Availability is at least thirty percent (30%) of a Borrower's Individual Borrower Revolving
          Loan Facility limitation measured on a five
          (5) day trailing basis."

3. With respect to audits performed by Agent's internal auditors for the Parent and the Borrowers, these audits will be conducted semi-annually rather than quarterly (except for IMT for which audits will continue to be performed on a quarterly basis or on a more frequent basis as the Agent so determines) and the $300 rate charged per day per auditor will be waived but not the out-of-pocket costs and expenses associated with each auditor. In addition, (a) audits will be limited to a fixed asset review for each Borrower with a Term and/or Cap Ex Loan but no Individual Borrower Revolving Loan Facility and
      (b) audits will not be conducted for a Borrower that has no Individual Borrower Revolving Loan Facility. In the event of the occurrence of an Event of Default then the $300 rate per day per auditor will be reinstituted for all of the Borrowers together with a more frequent audit cycle as determined by the Agent. Further, a more frequent audit schedule may be invoked by the Agent for a specific Borrower if that specific Borrower fails to comply with its Individual Net Availability Test.

4. The financial covenants set forth in Section 9.28 (CURRENT RATIO) and Section 9.30 (ADJUSTED TANGIBLE NET WORTH) will no longer be a requirement under this Agreement. The financial covenants set forth in Section 9.23(a), 9.23(b) (for IMT only), Section 9.24, Section 9.27(a), Section 9.27(f), Section 9.29(a), Section 9.29(f) and Section 9.31 will be the only financial covenants tested. In the event of a failure to maintain the Individual Net Availability Test or Consolidated Net Availability Test there will be a reversion to the financial covenant structure for either any specific Borrower or all of the Borrowers, as the case may be.

5. If an Individual Borrower Revolving Loan Facility is terminated then the requirements under Section 6.9 of the Agreement for collection of Accounts shall no longer apply; provided, however, the specific Borrower shall enter into a springing lock box agreement in form and substance acceptable to Agent. In the event there is either (a) the occurrence of an Event of Default or (b) the failure to maintain the

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 3



      Consolidated Net Availability Test then the requirements for cash dominion set forth in Section 6.9 will again be implemented for all Borrowers.

6.    Except  for IMT,  the collateral  reporting required under
      Section 6.7(a) and Section 6.7(b) of the Agreement shall be on a weekly basis rather than a daily basis. In the event of a failure to maintain the Individual Net Availability Test or Consolidated Net Availability Test there will be a reversion to the daily reporting requirements of Section 6.7(a) and
      Section 6.7(b) for either all of the Borrowers or for any specific Borrower, as the case may be.

7.    The  following  new  definitions  are  hereby  added,   in
      alphabetical order, to Section 1.1 of the Agreement:

          "`BASE LIBO RATE' means, for any Interest
          Period, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent
          (0.0625%) per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of Bank of America in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two (2)
          Business Days before the first day of such Interest Period in an amount substantially equal to the LIBO Rate Loans requested for such Interest Period and for a period equal to such Interest Period.

          `EUROCURRENCY LIABILITIES' has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve
          System as in effect from time to time.

          `INTEREST PERIOD' means, with respect to each LIBO Rate Loan, the interest period applicable to such LIBO Rate Loan as determined pursuant to Section 3.7(b).

          `LIBOR INTEREST PAYMENT DATE' means, with respect to a LIBO Rate Loan, the last day of each month during an Interest Period, such payments to be payable monthly in arrears.

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 4


           `LIBOR INTEREST RATE DETERMINATION DATE' means each date of calculating the LIBO Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR
           Interest Rate Determination Date for any LIBO
           Rate Loan shall be the second Business Day prior to the first day of the related Interest
           Period for such LIBO Rate Loan.

           `LIBO RATE' means, for any Interest Period, a per annum interest rate equal to the sum of
           (a) the Base LIBO Rate for such Interest
           Period, PLUS (b) the remainder obtained by subtracting (i) the Base LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such Base LIBO Rate by the percentage equal to one hundred percent (100%) MINUS the LIBOR Reserve Percentage for such Interest
           Period.

           `LIBO RATE LOANS' means, collectively the LIBOR Revolving Loans and the LIBOR Term
           Loans.

           `LIBO RATE TAXES' has the meaning specified in
           Section 3.7(i).

           `LIBOR RESERVE PERCENTAGE' means, for any Interest Period, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest
           Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Bank of America with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 5


          `LIBOR REVOLVING LOAN' means a Revolving Loan during any period in which it bears interest at the rate provided in Section 3.1(a), as such amount may be adjusted.

          `LIBOR TERM LOAN' means any portion of a Term
          Loan during any period in which it bears interest at the rate provided in Section
          3.1(b)(iii), as such amount may be adjusted.

          `NOTICE OF CONVERSION/CONTINUATION' has the meaning specified in Section 3.6(b).

          `REFERENCE RATE LOANS' means Revolving Loans,
          Term Loans, or Cap Ex Loans made by the Agent at the Reference Rate.

          `REVOLVER LIBOR MARGIN' has the meaning
          specified in Section 3.1(a).

          `TERM LIBOR MARGIN' has the meaning specified in Section 3.1(b)(iii).

          `TOTAL INVENTORY SUBLIMIT' means $8,000,000 subject to reduction from time to time under the Revolving Loan Facility."

8.    In Section 1.1 of the Agreement in the definition "ELIGIBLE
      ACCOUNTS" clauses (u) and (v) therein are hereby deleted and replaced to read as follows:

          "(u) owed by Metzeler Gimetall of Germany or Ford of Germany to any Borrower to the extent that (i) all such Accounts owed by Metzeler
          Gimetall of Germany or Ford of Germany exceed at any given time the aggregate amount of $3,000,000, (ii) any such Account owed by Metzeler of Germany contains payment terms of more than ninety (90) days after the invoice date or (iii) any such Account owed by Ford of Germany is more than sixty (60) days have elapsed since the date of the original invoice;

          (v) Intentionally Omitted; or,"

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 6


9.   In Section 1.1 of the Agreement,  the definition "REVOLVING
     LOAN FACILITY" is hereby deleted in its entirety and replaced to read as follows:

           "`REVOLVING LOAN FACILITY' means a total revolving line of credit in a maximum principal amount of $33,800,000, reducing at the option of the Borrowers to an amount not less than $20,000,000. A reduction in the Revolving Loan Facility may occur only once during any Fiscal Year upon ten (10) Business
           Days notice to the Agent and will result in the following:

           a. Pro-rata reduction in the Total Inventory
              Sublimit,

           b. Reduction of Individual Revolving Loan
              Facility Limitations so long as the sum of each of the Borrower's Individual Revolving
              Loan Facility Limitation does not exceed
              1.04 times the Revolving Loan Facility
              after giving effect to the contemplated
              reduction.

           c. Pro-rata reduction of Individual Borrower
              Revolving Loans Inventory Advance Sublimits in conjunction with b. above so long as the sum of each Borrower's Individual Borrowers
              Revolving Loans Inventory Sublimits does not exceed 1.09 times the Total Inventory
              Sublimit after giving effect to the
              reduction in item a. above."

10. In Section 1.1 of the Agreement the definition "REVOLVING LOAN MARGIN" is hereby deleted and replaced to read as follows:

          "REVOLVING LOAN MARGIN" means one and one-quarter percent (1.25%) per annum, PROVIDED, HOWEVER, that upon receipt by the Agent of the Financial Statement(s) described in Subsection
          7.2(a) for the Fiscal Year ended May 31, 1995 and the certificate described in Subsection
          7.2(c) relating thereto and if the Parent's
          Adjusted Earnings After Taxes exceed

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 7



          $1,500,000 for such Fiscal Year, the Revolving
          Loan Margin then in effect shall be reduced by one-quarter percent (0.25%) per annum on the first day of the first month following Agent's receipt of such statements and certificate.
          The reductions of the Revolving Loan Margin described above and the ensuing reduction in the interest payable on the Revolving Loans do not apply to interest due and payable on the Term Loans or the Cap Ex Loans. This interest rate reduction is also applicable in the case of Revolving Loans that bear interest under the Revolver LIBOR Margin but shall not take effect until after receipt of the Fiscal Year
          1995 audited Financial Statements and
          compliance with the terms herein."

11.  In Section 1.1 of the definition of "TOTAL REVOLVING LOAN
     FACILITY" is hereby deleted in its entirety and replaced to read as follows:

          "`TOTAL REVOLVING LOAN FACILITY' means, as of any date, the lesser at such point in time of:
          (a) the amount of the Revolving Loan Facility;
          or (b) the sum of the Individual Borrower
          Revolving Loan Facility with respect to each Borrower but advances against Eligible
          Inventory cannot exceed the Total Inventory
          Sublimit."

12. In Section 3.1(a) of the Agreement, the following language is hereby added:

          "If the Revolving Loans are LIBOR Revolving
          Loans then the Loans shall bear interest at a per annum rate equal to three and one-quarter percent (3.25%) for all Revolving Loans (the
          "Revolver LIBOR Margin") plus the LIBO Rate determined for the applicable Interest Period payable on the LIBOR Interest Payment Date, subject to the terms of Subsection 3.1(d).
          Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBO
          Rate Loans in the manner provided in Section
          3.6."

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 8


13. In Section 3.1(b)(i) of the Agreement the percentage "one and three quarters percent (1.75%) per annum" is hereby deleted and replaced with the percentage "one and one-half percent
     (1.5%) per annum".

14. A new Subsection 3.1(b)(iii) is hereby added to the Agreement to read as follows:

          "(iii)    If  the Term Loans are LIBOR  Term
          Loans, then interest charges shall be at a rate per annum equal to three and one-half percent (3.5%) for all Term Loans (the "TERM
          LIBOR MARGIN") plus the LIBO Rate determined for the applicable Interest Period, payable on the LIBOR Interest Payment Date subject to the terms of Subsection 3.1(d). Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBO Rate Loans in the manner provided in Section 3.6."

15. A new Section 3.6 is hereby added to the Agreement to read as follows:

          "3.6 CONVERSION OR CONTINUATION. (a) Subject to the provisions of Section 3.7, a Borrower shall have the option (i) to convert (1) all or any part of the outstanding Term Loans or
          (2) all or any part of the outstanding
          Revolving Loans, in a minimum amount of
          $1,000,000 and integral multiples of $500,000 in excess of that amount (i.e., $1,500,000, $2,000,000, $2,500,000, etc.), from Reference
          Rate Term Loans or Revolving Loans to LIBOR
          Term Loans or LIBOR Revolving Loans, as the case may be; (ii) to convert (1) all or any part of the outstanding Term Loans or (2) all or any part of the outstanding Revolving Loans from LIBO Rate Loans to Reference Rate Loans on the expiration of the Interest Period applicable thereto; (iii) upon the expiration of any Interest Period applicable to any outstanding LIBOR Term Loans or any outstanding LIBOR Revolving Loan, to continue
          (1) all or any part of such LIBOR Term Loans or (2) all or any portion of such LIBOR

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 9


          Revolving Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount (i.e., $1,500,000, $2,000,000,
          $2,500,000, etc.) as a LIBOR Term Loan or LIBOR Revolving Loan, as applicable; PROVIDED, HOWEVER, that no outstanding Loans may be converted into, or continued under the foregoing clause (iii) as, LIBO Rate Loans when any Default or Event of Default has occurred and is continuing.

          (b) Whenever the Borrower elects to convert or continue Loans under this Section 3.6, the Borrower shall deliver to the Agent a written notice substantially in the form of that attached hereto as Exhibit A (a "Notice of Conversion/Continuation"), signed by an authorized officer of the Borrower (i) no later than 11:00 a.m. (Chicago time) two (2) Business Days in advance of the requested conversion date, in the case of a conversion into Reference Rate Loans, and (ii) no later than 11:00 a.m. (Chicago time) three (3) Business Days in advance of the requested conversion/continuation date, in the case of a conversion into, or continuation of, LIBO Rate Loans. The Notice of Conversion/Continuation shall specify (i) the conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loans to be converted/continued, (iii) the nature of the requested conversion/continuation, and (iv) in the case of a conversion into, or continuation of, LIBO Rate Loans, the requested Interest Period. In the event that the Borrower should fail to provide a Notice of Conversion/Continuation with respect to any LIBO Rate Loans as provided above, such Loans shall, on the last day of the Interest Period with respect to such Loans, convert to Reference Rate Loans.

          (c) Any officer of the Borrower authorized to request Revolving
          Loans on behalf of the Borrower shall also be authorized to request a conversion/continuation on behalf of the

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 10


          Borrower.  The Agent shall be entitled to rely
          on such officers' authority until the Agent is
          notified to the contrary in writing.  The
          Agent shall incur no liability to the Borrower
          in acting upon any notice referred to in this
          Section 3.6 which notice the Agent believes in
          good faith to have been given by an officer
          authorized to make such requests on behalf of
          the Borrower, or for otherwise acting in good
          faith under this Section 3.6 and, upon such
          conversion/continuation in good faith by the
          Agent in accordance with this Agreement, the
          Borrower    shall    have    effected     the
          conversion/continuation of the applicable
          Loans hereunder.

          (d) Any notice of Conversion/Continuation for conversion to, or continuation of, Loans made pursuant to this Section 3.6 shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith."

16. A new Section 3.7 is hereby added to the Agreement to read as follows:


          "3.7 SPECIAL PROVISIONS GOVERNING LIBO RATE
          LOANS. Notwithstanding any other provisions to the contrary contained in this Agreement, the following provisions shall govern with-respect to LIBO Rate Loans as to the matters covered:

          (a)    AMOUNT  OF  LIBO  RATE  LOANS.    Each
          continuation of or conversion to LIBOR Term
          Loans, and each election of, continuation of, or conversion to a LIBOR Revolving Loan, shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess of that amount (i.e., $1,500,000, $2,000,000,
          $2,500,000, etc.).

          (b) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in Section 3.6(b), the Borrower shall have the option, subject to the other provisions of this Section 3.7, to specify whether the Interest Period for such

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 11


          LIBO Rate Loan shall be a one (1), two (2), or three (3) month period. The determination of Interest Periods shall be subject to the following provisions:


              (i)    In  the  case  of  immediately
              successive Interest Periods, each
              successive Interest Period shall
              commence on the day on which the next
              preceding Interest Period expires (in
              order that either such (1) successive
              Interest Period, or (2) shall at all times be in effect, without overlap).

              (ii)   If  any  Interest  Period would
              otherwise expire on a day which is not
              a Business Day, the Interest Period
              shall be extended to expire on the next
              succeeding Business Day; PROVIDED,
              HOWEVER, that if the next succeeding
              Business Day occurs in the following
              calendar month, then such Interest
              Period shall expire on the immediately
              preceding Business Day.

              (iii)  The Borrower may not select an
              Interest Period for any LIBO Rate Loan
              which Interest Period expires later
              than the Termination Date.

              (iv)   The Borrower may not select an
              Interest Period with respect to any
              portion of the Term Loans which extends
              beyond an installment payment date for
              the Term Loans unless, after giving
              effect to such election, the portion of
              the Term Loans not subject to Interest
              Periods ending after such installment
              payment date is equal to or greater
              than   the  principal  due  on  such
              installment payment date.

              (v) There shall be no more than one
              (1) Interest Period in effect at any

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 12


              one time for each of the Revolving
              Loans and Term Loans.

          (c) DETERMINATION OF INTEREST RATE. As soon as practicable after 11:00 a.m. (Chicago time) on the LIBOR Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the Interest Rate for the LIBO Rate
          Loans for which an Interest Rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower.

          (d) SUBSTITUTED RATE OF BORROWING. In the event that on any LIBOR Interest Rate
          Determination Date the Agent shall have
          determined (which determination shall be presumptively correct and binding upon all parties) that:

              (i) by reason of any changes arising
              after the date of this Agreement
              affecting the London interbank market
              or affecting the position of the Agent
              in such market, adequate and fair means
              do not exist for ascertaining the
              applicable interest rates by reference
              to which the LIBO Rate then being
              determined is to be fixed; or

              (ii) by reason of (1) any change after
              the date of this Agreement in any
              applicable law or governmental rule,
              regulation    or   order     (or    any
              interpretation thereof and including
              the introduction of any new law or
              governmental rule, regulation, or
              order) or (2) any other circumstances
              affecting the Agent or the London
              interbank market or the position of the
              Agent in such market such as, for
              example, but not limited to, official
              reserve requirements required by
              Regulation D of the Board of Governors

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 13


             of the Federal Reserve system to the
             extent not given effect in the LIBO
             Rate), the LIBO Rate shall not
             represent the effective pricing to the
             Agent for Dollar deposits of comparable
             amount for the relevant period;

          then, and in any such event, the right of the Borrower to request application of the LIBO
          Rate to some or all of the Loans shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and such Loans shall be Reference Rate Loans.

          (e) ILLEGALITY.  In the event that on any
          date the Agent shall have reasonably
          determined (which determination shall be final
          and conclusive and binding upon all parties)
          that the making of, conversion into, or the
          continuation of, the Agent's LIBO Rate Loans
          has become unlawful by compliance by the Agent
          in good faith with any law, governmental rule,
          regulation or order (whether or not having the
          force of law and whether or not failure to
          comply therewith would be unlawful), then, and
          in any such event, the Agent shall promptly
          give notice (by telephone confirmed in
          writing)    to   the   Borrower   of   such
          determination. In such case and except as provided in Section 3.7(f), the obligation of the Agent to make or maintain any LIBO Rate
          Loans during any such period shall be
          terminated at the earlier of the termination of the Interest Period then in effect or when required by law, and the Borrower shall, no later than the earlier of the termination of the Interest Period in effect at the time any such determination pursuant to this Section
          3.7(e) is made, or when required by law, repay the LIBO Rate Loans, together with all interest accrued thereon.

          (f) OPTIONS OF THE BORROWER. In lieu of prepaying the LIBO Rate Loans as required by

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Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 14


          Section 3.7(e), the Borrower may exercise either of the following options:

             (i) Upon written notice to the Agent,
             the Borrower may release Agent from its
             obligation to make or maintain Loans as
             LIBO Rate Loans and in such event, the
             Borrower shall, at the end of the then
             current Interest Period (or at such
             earlier time as prepayment is otherwise
             required), convert all of the LIBO Rate
             Loans into Reference Rate Loans in the
             manner contemplated by Section 3.6, but
             without satisfying the advance notice
             requirements therein; or

             (ii)    The  Borrower  may,  by  giving
             notice to the Agent, require the Agent
             to continue to maintain its outstanding
             Reference Rate Loans then the subject
             of a Notice of Conversion/Continuation
             as Reference Rate Loans, but without
             satisfying     the   advance    notice
             requirements set forth in such Section
             3.6.

          (g)    COMPENSATION.    In addition  to  such
          amounts as are required to be paid by the
          Borrower pursuant to the other Sections of
          this Article 3, the Borrower agrees to
          compensate the Agent for all losses, expenses
          and    liabilities,     including,     without
          limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent to fund or maintain the Agent's LIBO Rate
          Loans to the Borrower, which the Agent may sustain (i) if for any reason a funding of any LIBO Rate Loans does not occur on a date specified thereof in a Notice of Borrowing or Notice of Conversion/Continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to
          Section 3.6, (ii) if any voluntary or
          mandatory prepayment of any LIBO Rate Loans

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Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 15


          occurs for any reason on a date which is not the last scheduled day of an Interest Period,
          (iii) as a consequence of any required
          conversion of LIBO Rate Loans to Reference
          Rate Loans as a result of any of the events indicated in Section 3.7(e) or (iv) as a consequence of any other failure by the Borrower to repay LIBO Rate Loans when required by the terms of this Agreement.

          (h) QUOTATION OF LIBO RATE. Anything herein to the contrary notwithstanding, if on any LIBOR Interest Rate Determination Date no LIBO
          Rate is available by reason of the failure of BofA to provide offered quotations to prime banks in accordance with the definition of "Base LIBO Rate", the Agent shall give the Borrower prompt notice thereof and (i) any LIBO Rate Loan requested to be made at the LIBO Rate to be determined on any such LIBOR
          Interest Rate Determination Date shall be made as a Reference Rate Loan, and (ii) any notice given by the Borrower to convert any Loans into or to continue any Loans as LIBO Rate
          Loans at the LIBO Rate to be determined on any such LIBOR Interest Rate Determination Date shall be ineffective.

          (i) LIBO RATE TAXES. The Borrower agrees that it will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charge whatsoever imposed, assessed, levied or collected on or from the Agent on or in respect of the Borrower's Loans from the Agent solely as a result of the interest rate being determined by reference to the LIBO Rate and/or the provisions of this Agreement relating to the LIBO Rate and/or the recording, registration, notarization or other formalization of any of the foregoing and/or any payment of principal, interest or other amounts made on or in respect of the Loans from the Agent when the interest rate is determined by reference to the LIBO Rate (all

Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 16


          such taxes, levies, costs and charges being
          herein collectively called "LIBO Rate Taxes")
          PROVIDED, HOWEVER, that LIBO Rate Taxes shall
          not include taxes imposed on or measured by
          the overall net income of the Agent by the
          United States of America or any political
          subdivision or taxing authority thereof or
          therein, or taxes on or measured by the
          overall net income by any foreign branch or
          subsidiary of the Agent by any foreign country
          or subdivision thereof in which that branch or
          subsidiary is doing business.  The Borrower
          agrees that it shall also pay such additional
          amounts as equal increases in taxes payable by
          the Agent which increases are attributable to
          payments made by the Borrower described in
          this sentence and in the immediately preceding
          sentence of this Section 3.7(i).  Promptly
          after the date on which payment of any such
          LIBO Rate Tax is due pursuant to applicable
          law, the Borrower will, at the request of
          Agent, furnish to the Agent evidence, in form
          and substance satisfactory to the Agent, that
          the Borrower has met its obligation under this
          Section 3.7(i).  In addition, the Borrower
          will indemnify the Agent against, and
          reimburse Agent on demand for, any LIBO Rate
          Taxes for which the Agent is liable by reason
          of the making or maintenance of any LIBO Rate
          Loans hereunder, as determined by the Agent in
          its discretion exercised in good faith and
          pursuant    to   standards   of   commercial
          reasonableness. The Agent shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.3(i).

          (j) BOOKING OF LIBO RATE LOANS. The Agent may make, carry or transfer LIBO Rate Loans at, to, or for the account of, any of its branch offices or the office of any of its Affiliates.

          (k)   INCREASED COSTS.  If, due to either (i)
          the introduction of or any change (other than

Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 17


          any change by way of imposition or increase of
          reserve requirements included in the LIBOR
          Reserve   Percentage)    in   or   in   the
          interpretation of any law or regulation or
          (ii) the compliance with any guideline or request from any central bank or other Public
          Authority (whether or not having the force of law), there shall be any increase in the cost to the Agent of agreeing to make or making, funding, or maintaining LIBO Rate Loans, then the Borrower agrees that it shall, from time to time, upon demand by the Agent, pay to the Agent additional amounts sufficient to compensate the Agent for such increased cost.
          A certificate as to the amount of such
          increased cost, submitted to the Borrower by the Agent, shall be rebuttably presumptive evidence of the correctness of such amount.

          (l) LIBOR RATE LOANS AFTER EVENT OF DEFAULT.
          Unless the Agent shall otherwise agree, after the occurrence of and during the continuance of any Event of Default, the Borrower may not borrow Revolving Loans as LIBO Rate Loans or elect to have any Loans continued as, or converted to, LIBO Rate Loans after the expiration of any Interest Period then in effect for such Loans."

17. In Section 4.2 of the Agreement and notwithstanding the option of the Borrowers to voluntarily reduce the Revolving Loan
     Facility, any calculation of the early termination fee shall be based on a Revolving Loan Facility in the amount of $33,800,000.

18. In Section 4.6(d) of the Agreement the following language is hereby added to read as follows:

          "Unless so directed by the Borrower, the Lender shall not apply any such payments which it received to any LIBOR Revolving Loan or LIBOR Term Loan, except (i) on the expiration date of the Interest Period applicable to any such LIBO Rate Loans, or (ii) in the event, and only to the extent, that there are no outstanding Reference Rate Loans."

Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 18


19. Notwithstanding Section 9.9 of the Agreement, the Agent, on behalf of the Lenders, shall permit both the Parent and Western Capital Corporation ("Western"), a subsidiary of the Parent but not a Borrower under the Total Facility, to each form a new subsidiary in order to either merge certain existing shell Subsidiaries or transfer their assets into new subsidiaries created by the Parent or Western, as the case may be. The existing shell Subsidiaries which may be merged into a to-be-created Ohio subsidiary of the Parent includes Sud Corp. I (fka American Metal Products, Corp.); Sud Corp. II (fka Kriterion Plastics Corporation); AIL Liquidating Company (fka Accurate Industries of Louisiana, Inc.); Richmond Gear, Inc. (fka Arro Manufacturing, Inc.); Marine City Gear, Inc. (fka Baker Manufacturing, Inc.); E-W Mold & Tool Co., Inc.; Winamac, Inc. (fka Galbreath Incorporated); Schoolcraft Precision, Inc. (fka Maro, Inc.); Reef-Baker Corporation and Sud Gear, Inc. (fka Reef Gear Mfg., Inc.). In addition, the assets of the Metalcote division of Western may be merged into a to-be-created Minnesota subsidiary of Western. Exhibit 8.5 to the Agreement shall be amended to reflect these new Subsidiaries.

20. In Section 9.24 of the Agreement the "Permitted Rentals" for Fiscal Year 1995 and Fiscal Year 1996 are hereby deleted and replaced as follows:

               "1995      $4,275,000

                1996      $4,775,000"

21. In Section 9.26(a) of the Agreement a new clause (vii) is hereby added to read as follows:


           "(vii) notwithstanding the foregoing, in the event that South Coast or Cast-Matic repay in full all of their outstanding Revolving Loans, both Borrowers may make intercompany advances to any other Borrower without being subject to the restrictions set forth in Section
           9.26(a)(ii), Section 9.26(a)(iii) and Section
           9.26(a)(iv); provided however, (1) any such intercompany advances must be made from South
           Coast's or Cast-Matic's operating cash flow and must be repaid in full prior to either
           South Coast or Cast-Matic receiving Revolving
           Loans in excess of $500,000 for either
           Borrower and (2) South Coast and Cast-Matic

Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 19


           shall be in compliance with Section 9.31 while any intercompany advance is outstanding. For purposes hereof, "operating cash flow" shall mean net income PLUS non-cash charges LESS the sum of (1) Capital Expenditures and (2) principal payments measured from the period commencing June 1, 1994."

Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed. Please indicate your acceptance of this Amendment No. 6 to the Agreement by executing in the places provided below and this Amendment No. 6 shall be deemed effective as of the date first written above.

Respectfully yours,

BANKAMERICA BUSINESS CREDIT, INC.,
as Agent and Lender


By: /s/ Gregory R. Eck
   -------------------------------
Its: Vice President
    ------------------------------


NATIONAL CITY BANK,
as Lender


By: /s/ Diane I. Rooney
   ------------------------------
Its: Vice President
    ------------------------------


STAR  BANK, NATIONAL ASSOCIATION,
as Lender


By: /s/ Suzanne E. Geiger
    ------------------------------
Its: Vice President
    ------------------------------

Mr. Mark brody
Amendment No. 6 to Loan and security Agreement
September 12, 1994
Page 20


ACCEPTED AND AGREED:

SUDBURY, INC.

By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
   ----------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
   ----------------------------


CAST-MATIC CORPORATION


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
   ----------------------------


By:  /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
   ----------------------------


FRISBY P.M.C. INCORPORATED


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
   ----------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
   ----------------------------

Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994

Page 21


INDUSTRIAL POWDER COATINGS, INC.


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
   ----------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
   ----------------------------


IOWA MOLD TOOLING CO.,  INC.


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
   ----------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its:   Chairman / CEO
   ----------------------------


SOUTH COAST TERMINALS,  INC.


By: /s/ Mark E. Brody
   ----------------------------
Its: Vice President
   ----------------------------


By: /s/ Jacques R. Sardas
   ----------------------------
Its: Chairman / CEO
   ----------------------------

Mr. Mark Brody
Amendment No. 6 to Loan and Security Agreement
September 12, 1994
Page 22


WAGNER CASTINGS COMPANY

By: /s/ Mark E. Brody
   ------------------------------
Its: Vice President
    -----------------------------

By: /s/ Jacques R. Sardas
    -----------------------------
Its: Chairman / CEO
    -----------------------------


ACKNOWLEDGED:

WAGNER HAVANA, INC.


By: /s/ Mark E. Brody
    -----------------------------
Its: Vice President
    -----------------------------

By: /s/ Jacques R. Sardas
    -----------------------------
Its: Chairman / CEO
    -----------------------------

                                  EXHIBIT "A"


                       NOTICE OF CONVERSION/CONTINUATION


                    , 199
- - --------------------     --

BankAmerica Business Credit, Inc.
55 West Monroe Street
Suite 3600
Chicago, Illinois 60603

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement dated as of May 28, 1993 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement", the terms defined therein being used herein as therein defined) between Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc. ("IPC"), Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, either the "Borrower, or "Borrowers") and Bank America Business Credit, Inc., formerly known as BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association. The Borrower hereby gives the Agent notice, pursuant to Section 3.6(b) of the Loan Agreement, that the Borrower elects to convert or to continue Loans, and sets forth below the information relating to such conversion or continuation as required by such Section 3.6(b):

     (i)    the requested conversion or continuation date is
                          , 199 , a Business Day;            ----
   -----------------------     -

     (ii) the amount of   the Loans to be converted/continued is $
                           , and the type of the Loans to be
   -----------------------
   converted/continued is                                        ;
                          ---------------------------------------
   [and]


     (iii) the nature of the requested conversion/continuation is
                                                         [; and][.]
   -----------------------------------------------------

     (iv) the requested Interest Period of such LIBO Rate Loans is [one/two/three month[s].


The Borrower hereby certifies that on the date hereon, no Default or Event of Default has occurred and is continuing, and on the date of the requested conversion/continuation, no Default or Event of Default shall have occurred and be continuing unless the Borrower shall have notified the Agent thereof.

Very truly yours,

- - ---------------------------------



By:
- - ---------------------------------
Its:
- - ---------------------------------